SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. _____)



Check the appropriate box:

|X|      Preliminary Information Statement
|_| Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
|_|      Definitive Information Statement


                             VISIONS-IN-GLASS, INC.
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                  (Name of Company as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction apply:

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(3)      Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11:

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(4)      Proposed maximum aggregate value of transaction:
         $
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(5)      Total fee paid:
         $
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|_|      Fee paid previously with preliminary materials:

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|_|      Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, schedule or registration statement no.:

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(3)      Filing party:

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(4)      Date filed:

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

                             VISIONS-IN-GLASS, INC.

                 No. 1, Henglong Road, Yu Qiao Development Zone
                 Shashi District, Jingzhou City, Hubei Province

                              INFORMATION STATEMENT

                                  May ___, 2003



         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

         This Information Statement is first being furnished on or about May __, 2003 to Stockholders of record as of the close of business on March 21, 2003 (the "Record Date") of the common stock, $0.0001 par value per share (the "Common Stock") of Visions-In-Glass, Inc. ("VIG" or the "Company") in connection with the following (the "Action"):

         Amendment of the Certificate of Incorporation, as amended, changing the name of the Company to China Automotive Systems, Inc.

         The Board of Directors has approved, and a majority of the Stockholders (the "Consenting Stockholders") representing not less than 13,280,547 shares or 60.3% of the 22,015,000 shares outstanding of the Common Stock as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporate Law and VIG's By-Laws to approve the Action. Accordingly, the Action will not be submitted to the other Stockholders of VIG for a vote and this Information Statement is being furnished to Stockholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

         VIG will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. VIG will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of VIG's Common Stock.

         The principal executive office of VIG is located at No. 1, Henglong Road, Yu QiaoDevelopment Zone Shashi District, Jingzhou City, Hubei Province.


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

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation, as amended, of VIG (the "Name Amendment") to change the name of the Company from "Visions-In-Glass, Inc. " to "China Automotive Systems, Inc." The text of the Name Amendment is attached as Appendix A and is incorporated herein by reference.

         In the judgment of the Board of Directors, the change of VIG's corporate name is desirable in view of the change in the business of VIG as a result of the closing of the Share Exchange Agreement dated as of March 5, 2003 (the "Agreement") by and among the Company, Yarek Bartosz, Guofo Dong ("Dong"), Liping Xie ("Xie"), Qizhou Wu ("Wu"), Tse Yiu Wong ("Wong"), Hanlin Chen ("Chen" together with Dong, Wong, Wu and Xie, the "Sellers") and Great Genesis Holding Limited, a corporation organized under the laws of Hong Kong Special Administrative Region, China ("Genesis"). Pursuant to the Agreement, on March 5, 2003 (the "Closing Date"), the Company acquired (the "Acquisition") from the Sellers all of the issued and outstanding equity interests of Genesis (the "Genesis Shares"). As consideration for the Genesis Shares, the Company issued 20,914,250 shares of its common stock to the Sellers. Genesis owns all of the capital stock of Jilong Enterprises Investment Corp. Ltd., a Hong Kong Company ("Jilong"). Jilong in turn owns interests in four sino-joint ventures which each manufacture power steering systems and or related products for different segments of the automobile industry in China. The combined sales of the sino-joint ventures rank second in their industry sector with combined sales totaling 30% to 40% of the market share in China.

    Joint Venture                Ownership Interest          Business Segment

JiuLong Co., Ltd.                       81%                 Buses and Trucks
HengLong Co. Ltd.                       42%                 Small Cars and Vans
JinBei Heng Long                        55%                 Vans
Henlong WanAn Co., Ltd.                 51%                 Power Steering Pumps

         Accordingly, the directors of the Company believe that the Name Amendment will result in the Company having a name that more accurately reflects its business and the focus of its operations.

         The Name Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which is expected to occur on or about May 15, 2003. Under federal securities, laws, VIG cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Persons Entitled to Notice

         The Record Date for the determination of the Stockholders entitled to notice of and to consent to the Action has been fixed as of the close of business on March 21, 2003. As of March 21, 2003, there were outstanding 22,015,000 shares of Common Stock. The Action has been duly approved by the Consenting Stockholders holding a majority of the outstanding Common Stock. Approval or consent of the remaining Stockholders is not required and is not being solicited hereby or by any other means.


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

         The Delaware General Corporate Law does not provide for dissenters' rights in connection with the adoption of the Action.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of March 21, 2003, the stock ownership of all persons known to own beneficially five percent or more of the Company's voting stock and all directors and officers of the Company, individually and as a group. Each person has sole voting and investment power over the shares indicated, except as noted. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrant, but are not deemed outstanding for purposes of computing the percentage of any other person. The address of those individuals for which an address is not otherwise indicated is No.1, Henglong Road,Yu Qiao Development Zone Shashi District, Jingzhou City, Hubei Province.


                                           Total Number
           Name/Title                       of Shares       Percentage Ownership

Hanlin Chen, CEO, Chairman and President   13,280,547              60.3%
Guofu Dong, COO and Director                  627,429               2.8%
Daming Hu, CFO                                  --                  --
Qizhou Wu, Director                         2,195,996               9.9%
Liping Xie, Director                        2,191,425               9.9%
Tse Yiu Wong Andy, Director                 1,359,426               6.1%
All Directors and Executive Officers       19,654,823              89.0%
(6 persons)
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*Percentage ownership is based on 22,015,000 shares outstanding


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Hanlin Chen
                                              ----------------------------------
                                              Name:  Hanlin Chen
                                              Title:  Chief Executive Officer




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

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             VISIONS-IN-GLASS, INC.
                             a Delaware Corporation

         The undersigned certifies that:

         1. He is the Chief Executive Officer of Visions-In-Glass, Inc.

         2. Article I of the Certificate of Incorporation of this corporation is amended to read as follows:

         "The name of this corporation shall be: China Automotive Systems, Inc."


         3. The foregoing amendments of Certificate of Incorporation has been duly approved by the board of directors and a majority of the Stockholders of this corporation.

         I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.


         DATE:  __________, 2003



                                                  ------------------------------
                                                  Name:Hanlin Chen
                                                  Title: Chief Executive Officer





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